Secretary of the State of Connecticut

Mark F. Kohler

I, the Connecticut Secretary of the State, and keeper of the seal thereof, do hereby certify the annexed copy is a true copy of the record indicated below as filed in this office.

Certified Copy Details

Business Name	Empower Annuity Insurance Company

Filing Type	Certificate of Amendment

Number of Pages	2

Filing Date & Time	10/03/2022 12:00 PM

In testimony whereof, I have hereunto set my hand and caused the Seal of the State of Connecticut to be affixed at the City of Hartford on October 11, 2022.
/s/ Mark F. Kohler
Mark F. Kohler Secretary of the State

Certificate ID: CP-00033238

To verify this certificate, visit: https://service.ct.gov/business/s/verifycertificate

Or visit Business.CT.gov, all business services, certificate request, and verify certificate.

Certificate of Amendment

to the

Restated Certificate of Incorporation

of

Prudential Retirement Insurance and Annuity Company

Prepared in accordance with Title 33, Corporations, of the Connecticut Annotated Statutes.

(1)	The name of the corporation is Prudential Retirement Insurance and Annuity Company.

(2)	Section I of the corporation’s Restated Certificate of Incorporation is hereby deleted in its entirety and the following is substituted therefore:

“Section I. The Empower Annuity Insurance Company is created a body politic and corporate and under that name shall have all the powers granted by the general statutes, as now enacted or hereafter amended, to corporations formed under the Connecticut Business Corporation Act.”

(3)	This amendment is adopted on October 3, 2022.

(4)	This amendment was duly approved by the shareholder in the manner required by Connecticut Annotated Statutes §33-600 to §33-998, inclusive, and by the Restated Certificate of Incorporation.

IN WITNESS WHEREOF the undersigned has signed this Certificate of Amendment to the Restated Certificate of Incorporation and affirmed the statements contained herein as true under the penalties of perjury this 29th day of September, 2022.

/s/ Brockett Hudson
Assistant Secretary
Brockett Hudson

STATE OF CONNECTICUT INSURANCE DEPARTMENT

This is to Certify, that the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Prudential Retirement Insurance and Annuity Company, with respect to the change of name to Empower Annuity Insurance Company, has been reviewed and approved, effective August 24, 2022.

Witness my hand and official seal, at HARTFORD, this 24th day of August, 2022

/s/ Andrew Mais Insurance Commissioner

www.ct.gov/cid

P.O. Box 816 Hartford, CT 06142-0816

Affirmative Action/Equal Employment Opportunity Employer